Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NCS Multistage Holdings, Inc., of our report dated March 3, 2020 relating to the financial statements, which appears in NCS Multistage Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 10, 2020